Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is dated as of March 22, 2001, by and among SA Oil and Gas Corporation, an Arizona corporation (the "Company"); those parties listed on Schedule A hereto (collectively, the "Shareholders"); and Stratford American Corporation, an Arizona corporation (the "Purchaser").

                                    RECITALS:

     A. The Company is engaged in the oil and gas business (the "BUSINESS").

     B. The Shareholders listed on Schedule A hereto own shares of the common stock of the company (the "Common Shares").

     C. In addition, Avionholding, S.P.A. (one of the Shareholders and also an owner of Common Shares) also owns 250,000 of the shares of the Preferred Stock of the Company (the "Avionholding Preferred Shares"). Avionholding, S.P.A. is entering into this Agreement both with respect to its Common Shares and with respect to the Avionholding Preferred Shares.

     D. The Shareholders (including Avionholding, S.P.A.) desire to sell, and the Purchaser desires to purchase, all of the Common Shares of the Company and the Avionholding Preferred Shares, all upon the terms and subject to the conditions set forth herein.

     E. As used herein the terms "Common Shares" and "Avionholding Preferred Shares" include all option rights, warrants, conversion rights and other similar rights and options held by the applicable Shareholder with respect to the Company and/or with respect to any equity or other interest in the Company (with all the same sometimes referred to herein separately as the "Option Rights"), all of which are being conveyed to Purchaser hereunder as a part of the Common Shares and Avionholding Preferred Shares.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, the Company and the Shareholders hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, capitalized terms shall have meanings assigned to them in SECTION 9.13 hereof.

                                   ARTICLE II
              SALE AND TRANSFER OF COMMON SHARES; CLOSING; RELEASE

     SECTION 2.01 TRANSFER AND DELIVERY OF SHARES. On the terms and subject to the conditions of this Agreement, at the Closing, the Shareholders shall assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall acquire from the Shareholders, the Common Shares (including all Option Rights) and Avionholding S.P.A. shall assign, transfer, convey and deliver to Purchaser and Purchaser shall acquire from Avionholding, S.P.A. the Avionholding Preferred Shares (including all Option Rights with respect thereto).

     SECTION 2.02 PURCHASE PRICE. The purchase price for the Common Shares (including all Option Rights) shall be one (1) share of the common stock of Purchaser (the "Stratford Stock") for each twenty (20) of the Common Shares. On the terms and subject to the conditions of this Agreement, the Stratford Stock shall be issued at the Closing by the Purchaser to the Shareholders in exchange for the Common Shares (including all Option Rights) being endorsed and delivered to Purchaser. The purchase price for the Avionholding Preferred Shares (including all Option Rights with respect thereto) shall be one share of the Stratford Stock for each two of the Avionholding Preferred Shares (and such Option Rights). On the terms and subject to the conditions of this Agreement, the Stratford Stock shall be issued at the Closing by the Purchaser to Avionholding, S.P.A. in exchange for the Avionholding Shares (and all Option Rights with respect thereto) being endorsed and delivered to Purchaser.

     SECTION 2.03 CLOSING. Subject to the terms and conditions of this Agreement, the transfer to Purchaser of the Common Shares (including all Option Rights) and Avionholding Preferred Shares (including all Option Rights with respect thereto) contemplated by this Agreement shall take place at a closing (the "CLOSING)" to be held at the offices of Purchaser, 2400 E. Arizona Biltmore Circle, Suite 1270, Bldg. 2, Phoenix, Arizona 85016, or at such other place in Maricopa County, Arizona as may be designated by the Purchaser prior to the date of the Closing. The Closing shall occur on April 15, 2001 or as soon thereafter is practicable.

     SECTION 2.04 CLOSING DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS. At the Closing, each Shareholder shall deliver or cause to be delivered to the
Purchaser:

     (a) the certificate or certificates representing the Common Shares owned by the Shareholder, duly endorsed (or accompanied by duly executed stock powers) for transfer to the Purchaser (with all Option Rights to be conveyed to the Purchaser therewith without the requirement of further documentation); and

     (b) such other documents as the Purchaser may reasonably request.

     SECTION 2.05 CLOSING DELIVERIES BY THE COMPANY AND AVIONHOLDING, S.P.A. At the Closing Avionholding, S.P.A. shall deliver or cause to be delivered to the
Purchaser:

     (a) the certificate representing the Avionholding Preferred Shares owned by Avionholding, S.P.A., duly endorsed (or accompanied by a duly executed stock power) for transfer to the Purchase (with all Option Rights with respect thereto to be conveyed to Purchaser therewith, without the requirement of further documentation); and

     (b) Such other documents as the Purchaser may reasonably request.

     SECTION 2.06 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to each Shareholder:

     (a) one share of the Stratford Stock duly issued to each Shareholder for each 20 of the Common Shares being conveyed to Purchaser by such Shareholder; and

     (b) One share of Stratford Stock duly issued to Avionholding, S.P.A. for each two shares of the Avionholding Preferred Shares being conveyed to Purchaser by Avionholding, S.P.A.

     (c) such other documents as any Shareholder may reasonably request.

     SECTION 2.07 MUTUAL RELEASES. As of the Closing and without the need of further documentation, each Shareholder hereby releases the Company and the officers, directors, principals, representatives and agents of the Company from any and all claims, liabilities, rights and causes of action of any type, liquidated and unliquidated, fixed and contingent, now or then existing. In addition, as of the Closing and without the need of further documentation, the Company hereby releases each Shareholder and any officers, directors, principals, representatives and agents of each Shareholder from any and all claims, liabilities, rights and causes of action of any type, liquidated and unliquidated, fixed and contingent, now or then existing. The foregoing releases shall not extend to or in any way affect the existing Note from the Company to Avionholding, S.P.A. or the security therefore, which Note is being revised herewith and which Note, as so revised, and the security therefore shall survive the Closing.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     As an inducement to the Purchaser to enter into this Agreement, each Shareholder (on its own behalf and not on behalf of the Company or any other Shareholder) and the Company make the following representations and warranties to the Purchaser:

     SECTION 3.01 WARRANTIES OF SHAREHOLDERS. Each of the Shareholders, individually and not jointly, represents and warrants to the Purchaser that: (a) such Shareholder has all legal capacity to enter into this Agreement and to carry out his obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by such Shareholder; and (c) such Shareholder is the record and beneficial owner of the Common Shares (and any and all Option Rights held by the Shareholder) indicated by its name on Schedule A attached to this Agreement, free and clear of all Encumbrances, and such Shareholder has full power and authority to, and at the Closing shall, transfer good and valid title to such Common Shares (and any and all Option Rights held by the Shareholder) free and clear of any Encumbrances. Avionholding, S.P.A. warrants and represents that, in addition to the above warranties, it holds the Avionholding Preferred Shares (and all Option Rights with respect thereto) free and clear of all Encumbrances and has full power and authority to, and at the Closing shall, transfer good and valid title to such Avionholding Preferred Shares (and all Option Rights with respect thereto) free and clear of any Encumbrances.

     SECTION 3.02 WARRANTIES OF COMPANY. The Company (and not the Shareholders) warrant and represent to Purchaser as follows:

     (a) The Company warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned or leased by it, to carry on the Business as it has been and is currently conducted and to enter into this Agreement. True and correct copies of the Articles of Incorporation and Bylaws of the Company have been delivered by the Company to the Purchaser. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

     (b) The Company warrants and represents to Purchaser that the authorized capitalization of the Company consists of 50,000,000 shares of capital stock, of which 25,000,000 consist of authorized shares of Common Stock, zero par value (of which 13,468,958 are outstanding and constitute the Common Shares) and of which 25,000,000 consist of authorized shares of preferred stock one dollar par value (only 250,000 of which are outstanding and constitute the Avionholding
Preferred shares). All of the Common Shares outstanding and the Avionholding Preferred Shares are validly issued, fully paid and non-assessable. There are no outstanding rights, warrants, options or agreements with respect to any class of capital stock of the Company including, without limitation, agreements granting to any Person rights to acquire any capital stock or agreements with respect to the voting thereof other than those being conveyed to Purchaser hereunder. Except for the Common Shares and the Avionholding Preferred Shares, there are no other outstanding equity securities of the Company.

     (c) The Company warrants and represents to the Purchaser that the most recent financial statements of the Company delivered to Purchaser by Company are true and correct in all material respects and that the same accurately reflect the financial condition of the Company in all material respects.

     (d) The Company represents and warrants to Purchaser that there are no judicial or administrative actions, suits or proceedings pending against the Company, or, to the knowledge of the Company, threatened against the Company, except as may have been disclosed in writing to Purchaser.

     (e) The Company warrants and represents to Purchaser that, to the knowledge of the Company, the Company has conducted and continues to conduct its Business substantially in accordance with all material laws, rules or regulations and governmental orders applicable to the Company or its properties or assets and that the Company is not in material violation of any such law, rule, regulation or order and has received no written notice of any such violation.

     (f) The Company represents and warrants to Purchaser that the Company currently holds any and all permits, licenses, authorizations and certificates and other approvals of governmental authorities required for the operation of its Business, as the same is currently being conducted.

     (g) The Company represents and warrants to Purchaser that, to the knowledge of the Company, it is not in violation of any contracts or agreements entered into or by or binding upon the Company, and that it has provided to Purchaser copies of any of each and every material contract and agreement currently binding upon the Company.

     (h) The Company warrants and represents to Purchaser that the Company owns, leases or has the legal right to use all of the properties and assets reflected in the financial statements delivered to Purchaser subject only to such liabilities as reflected on such financial statements.

     (i) The Company represents and warrants to Purchaser that the Company has never established or promised to establish any Employee Plan, except as disclosed in writing to Purchaser.

     SECTION 3.03 SHAREHOLDERS WARRANTY AS TO SECURITIES LAW MATTERS. Each Shareholder represents to the Purchaser that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and is acquiring the Stratford Stock hereunder pursuant to this Agreement and for its own account for an investment and not with a view to, or for resale in connection with any distribution thereof within the meaning of the 1933 Act. Each Shareholder acknowledges and agrees that: (i) the Stratford Stock has not been registered and is a restricted security; (ii) such Shareholder will not sell or otherwise transfer or dispose of any of his or its Stratford Stock unless such Stratford Stock is registered under the 1933 Act and any applicable state securities laws or unless, in the opinion of such Shareholder's counsel, in form and substance satisfactory to the Purchaser, registration is not required under the 1933 Act or under applicable state securities laws; (iii) the Purchaser is under no obligation to register the Stratford Stock; and (iv) the certificates issued to such Shareholder representing the Stratford Stock will bear an appropriate legend reflecting the restricted nature of the Stratford Stock.

     SECTION 3.04 COMPANY AND SHAREHOLDER WARRANTY AS TO BROKERS. Company and each Shareholder (on its own behalf and not for Company or any other Shareholder) warrant and represent that no broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission or compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or such Shareholder.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Company and the Shareholders to enter into this Agreement, the Purchaser represents and warrants to the Company and the Shareholders as follows:

     SECTION 4.01 ORGANIZATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser will seek approval by its Board of Directors of the execution and delivery of this Agreement within ten days following the date hereof. When such approved is obtained, the execution and delivery of this Agreement by Purchaser will have been duly authorized by all requisite action on the part of the Purchaser. This Agreement will be duly executed and delivered by the Purchaser.

     SECTION 4.02 INVESTMENT. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and is acquiring the Common Shares pursuant to this Agreement for its own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the 1933 Act.

     SECTION 4.03 BROKERS. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission or compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     SECTION 5.01 CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof until the Closing, the Company agrees that it shall conduct its business without material variation from the manner that the same have been conducted during the prior year. The Company covenants that prior to the Closing, without the Purchaser's consent, it shall not:

     (a) issue or sell any shares of the Company's capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities;

     (b) change the Company's Articles of Incorporation or Bylaws; or

     (c) agree or commit to do or authorize any of the foregoing.

     SECTION 5.02 SHAREHOLDERS' COOPERATION AFTER THE CLOSING; FURTHER ACTION. At any time and from time to time after the Closing, the Shareholders (including Avionholdings, S.P.A.) shall execute and deliver to the Purchaser such other instruments and take such other actions as the Purchaser may reasonably request to vest title to the Common Shares in the Purchaser (and in the case of Avionholding, S.P.A., the Avionholding Preferred Shares) and the Purchaser shall execute and deliver to the Shareholders (including Avionholding, S.P.A.) such other instruments and take such other action as any Shareholder may reasonably request to vest title to the applicable Stratford Stock in such Shareholder (including Avionholding, S.P.A.). Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, rules and regulations, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby. The Company and each Shareholder (on behalf of itself and not the Company or any other Shareholder) will provide such information as is reasonably required by Purchaser for any Report on Form 8-K to be filed by Purchaser with the Securities and Exchange Commission in connection with this transaction.

     SECTION 5.03 TRANSFER OF SHARES. Each Shareholder agrees (on behalf of itself and not any other Shareholder) that after the date of this Agreement and through the Closing such Shareholder, without the Purchaser's consent, shall not sell, transfer, mortgage, pledge or otherwise dispose of or encumber all or any part of the Common Shares held by such Shareholder. Avionholding, S.P.A. agrees that after the date of this Agreement and through Closing it, without the Purchaser's consent, shall not sell, transfer, mortgage, or otherwise dispose of or encumber all or any par of the Avionholding Preferred Shares.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.01 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY. The obligations of the Shareholders and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects; and

     (b) NO PROCEEDING OR LITIGATION. No legal action shall have been commenced or threatened against the Shareholders, the Company or the Purchaser, seeking to restrain or materially alter the transaction contemplated hereby which, in the reasonable good faith determination of the Company and the Shareholders, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the provision of this
Section 7.01(b) shall not apply if any of the Shareholders or the Company has solicited or encouraged any such Action.

     6.02 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Shareholders and the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, the covenants and agreements contained in this Agreement to be complied with by the Shareholders and the Company on or before the Closing shall have been complied with in all material respects;

     (b) NO PROCEEDING OR LITIGATION. No legal action shall have been commenced or threatened against the Shareholders, the Company or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of the Purchaser is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect; PROVIDED, HOWEVER, that the provisions of this Section 7.02(b) shall not apply if the Purchaser has solicited or encouraged any such Action; and

     (c) PURCHASER'S BOARD APPROVAL. Within ten days following the date of this Agreement, the Board of Directors of the Purchaser shall have authorized the execution and delivery of this Agreement and the other agreements, documents and instruments referenced herein, and the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE VII
                               PARTIAL ACQUISITION

     SECTION 7.01 SPECIAL CONDITION/PARTIAL ACQUISITION. If less than those Shareholders holding 90% of the Common Shares execute this Agreement, Purchaser may, at its option and in its sole discretion, either terminate this Agreement or proceed to the Closing hereunder and acquire the Common Shares (and Avionholding Preferred Shares) of those Shareholders executing this Agreement, pursuant to the terms hereof. In any event, the Purchaser may make separate arrangements for the acquisition of up to 10% of the outstanding Common Shares.

                                  ARTICLE VIII
                                    SURVIVAL

     SECTION 8.01 SURVIVAL. The representations and warranties of the Company and the Shareholders contained in this Agreement shall survive the Closing.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile (fax) transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or facsimile numbers) specified on the signature page or on Schedule A.

     SECTION 9.02 PUBLIC ANNOUNCEMENTS. Except to the extent that the parties consent in writing otherwise, (a) the parties to this Agreement shall keep the existence and terms of this Agreement confidential, and (b) no party to this Agreement other than Purchaser shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Without limiting the foregoing, the parties agree that the Purchaser or an affiliate of the Purchaser may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with applicable securities laws or the rules and regulations of applicable stock exchanges.

     SECTION 9.03 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule, regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     SECTION 9.05 ENTIRE AGREEMENT. This Agreement and the other agreements, documents and instruments referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, by and among the Company, the Shareholders and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 9.06 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise by the Shareholders, the Company or the Purchaser.

     SECTION 9.07 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person.

     SECTION 9.08 AMENDMENT. This Agreement and the Exhibits hereto may not be amended or modified except by an instrument in writing signed by, or on behalf of each of, the Company, the Shareholders' previously executing this Agreement and the Purchaser.

     SECTION 9.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona applicable to contracts executed in and to be performed entirely within that state.

     SECTION 9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity without the necessity of demonstrating the inadequacy of monetary damages.

     SECTION 9.12 ARBITRATION. If any dispute, controversy or claim arises out of or relates to this Agreement or the breach, termination or validity thereof, and if such dispute, controversy or claim cannot be settled through direct, good faith discussions among the parties, the same shall be settled by arbitration in accordance with the Arizona Uniform Arbitration Act, A.R.S. ss.ss. 12-1501 through 12-1518, in effect on the date of this Agreement. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award of the arbitrator shall be final and binding to the extent permitted by law. Any arbitration shall be conducted in Phoenix, Arizona. The prevailing party in any such arbitration shall be reimbursed by the other party for all costs and expenses of such arbitration, including reasonable attorneys' fees.

     SECTION 9.13 DEFINITIONS. Certain terms used in this Agreement are defined as follows:

     "Agreement" means this Stock Purchase Agreement, and any amendments thereto made in accordance with the provisions of Section 9.8.

     "Avionholding Preferred Shares" has the meaning specified in the Recitals above.

     "Business" means the business of the Company specified in the first recital to the Agreement.

     "Closing" has the meaning specified in Section 2.03.

     "Company" has the meaning specified in the introductory paragraph of the Agreement.

     "Common Shares" has the meaning specified in the Recitals above.

     "Employee Plan" means any employee benefit plan, retirement plan, bonus plan, severance plan, or other similar benefit plan, program or arrangement in favor of any present or former employees of Company, or otherwise binding on Company.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, judgment, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Purchaser" has the meaning given in the introductory paragraph of this Agreement.

     "Shareholder" means the persons listed on Schedule A attached to this Agreement.

     "Stratford Stock" has the meaning given in Section 2.02.

     IN WITNESS WHEREOF, the Company, the Shareholders and the Purchaser have caused this Agreement to be executed as of the date first written above.

                                        COMPANY:

                                        SA OIL AND GAS CORPORATION

                                        By:    /s/ Mel L. Shultz
                                               -------------------------------
                                        Name:  Mel L. Shultz
                                        Title: President

                                        Address:
                                        2400 East Arizona Biltmore Circle
                                        Suite 1270, Bldg. 2
                                        Phoenix, AZ 85016

                                        SHAREHOLDERS:

                                        See Schedule A for signatures

                                        PURCHASER:

                                        STRATFORD AMERICAN CORPORATION

                                        By:    /s/ Mel L. Shultz
                                               -------------------------------
                                        Name:  Mel L. Shultz
                                        Title: President

                                        Address:
                                        2400 East Arizona Biltmore Circle
                                        Suite 1270, Bldg. 2
                                        Phoenix, AZ 85016

                               SCHEDULES AND FORMS
                                       to
                            Stock Purchase Agreement


Schedule A - List of shareholders of SA Oil and Gas Corporation

(Pursuant to Regulation S-B, Item 601(b)(2), Registrant agrees to furnish supplementally to the Commission a copy of the schedule to this agreement upon request.)